Exhibit 3.01

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HIGHBRIDGE COMMODITIES FUTURESACCESS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF JUNE, A.D.  2011, AT 2:41 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HIGHBRIDGE COMMODITIES FUTURESACCESS LLC”.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “HIGHBRIDGE COMMODITIES FUTUREACCESS LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D.  2011, AT 2:41 O’CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 02:57 PM 06/15/2011 FILED 02:41 PM 06/15/2011 SRV 110725731 – 4997250 FILE

CERTIFICATE OF FORMATION

OF

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC

This Certificate of Formation of Highbridge Commodities FuturesAccess LLC (the “LLC”), dated as of June ___, 2011, is being duly executed and filed by Colleen R. Rusch, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, etseq.).

FIRST.            The name of the limited liability company formed hereby is Highbridge Commodities FuturesAccess LLC.

SECOND.       The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.           The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.